RABIL & ROPKA
                                Attorneys at Law

                                                            Of Counsel
                                                   Robert A. Stewart, LLM (Tax)*

Mitchell J. Rabil, CPA*++            215 Fries Mill Road
C. Richard Ropka, LLM (Tax) +        Turnersville, New Jersey 08012
                                     (856) 374-5800
                                     (856) 374-5333 (Fax)

+     Admitted to Practice in US Supreme Court,
      US District Court, & US Tax Court
*     Also Admitted - PA
++    Also Admitted - DC

                                                               February 20, 2007

Commonwealth International Series Trust
on behalf of Commonwealth Australia/New Zealand Fund,
Commonwealth Japan Fund, Commonwealth
Global Fund, and the Commonwealth Real Estate Securities Fund
5847 San Felipe, Suite 850
Houston, Texas 77057

Dear Sirs:

            We have acted as counsel for the Commonwealth International Series Trust ("Registrant"), including its separate series Commonwealth Australia/New Zealand Fund, Commonwealth Japan Fund, Commonwealth Global Fund and the Commonwealth Real Estate Securities Fund (the "Funds"), and are familiar with its registration statement under the Investment Company Act of 1940, as amended, and with its registration statement relating to its shares under the Securities Act of 1933, as amended. Registrant is organized as a Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts. We have examined Registrant's Declaration of Trust and other materials relating to the authorization and issuance of capital stock of Registrant, Amendment No. 48 to Registrant's Registration Statement filed on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, and such other documents and matters as we have deemed necessary to enable us to give this opinion.

            Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Amendment No. 48 to Registrant's Registration Statement will have been validly authorized and, when sold in accordance with the terms of such Amendment and the requirements of applicable federal and state law and delivered by Registrant against receipt of the net asset value of the shares of the Fund, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to Amendment No. 48 to Registrant's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission in connection with the continuous offering of the shares of Registrant's capital stock, as indicated above, and to references to our firm, as counsel to Registrant, in Registrant's prospectus and Statement of Additional Information to be dated as of the effective date of Amendment No. 48 to Registrant's Registration Statement and in any revised or amended versions thereof, until such time as we revoke such consent.

                                                Very truly yours,

                                                /s/ Rabil & Ropka
                                                -----------------
                                                Rabil & Ropka